Exhibit 99.1

FOR IMMEDIATE RELEASE

TEAMSTAFF TO PRESENT AT THE FOURTH ANNUAL LD MICRO INVESTOR CONFERENCE

Atlanta, Georgia — December 8, 2011 — TeamStaff, Inc. (Nasdaq: TSTF), through its subsidiary DLH Solutions Inc. a leading healthcare and logistics services provider to the Federal Government, including the Departments of Defense and Veterans Affairs, announced today that its President and Chief Executive Officer, Mr. Zach Parker, will deliver a presentation at the Fourth Annual LD MICRO Conference on Thursday, December 8, 2011 at 11:00 a.m. PT.  In his presentation, Mr. Parker will provide an update to the small cap investor community since last year’s conference presentation.   A copy of the presentation will be made available in the Investor Relations section of the TeamStaff website (http://www.dlhcorp.com/presentations.aspx).

“We are very pleased to have TeamStaff present at our fourth annual event,” said Chris Lahiji, President of LD MICRO. “It is great to welcome Zach Parker and TeamStaff back to our conference, especially since they’ve accomplished so much in the last year and have built a great foundation to show growth in 2012.”

About TeamStaff and DLH Solutions (A TeamStaff, Inc. Company)

The Company serves clients throughout the United States as a full-service provider of healthcare, logistics, and technical support services to DoD and Federal agencies.  The company recently announced the rebranding of its subsidiary, TeamStaff Government Solutions, Inc. to DLH Solutions, Inc. and in early 2012, plans to convene a meeting of its shareholders to approve renaming TeamStaff, Inc. to DLH Holdings Corp.  For more information, visit the corporate web site at www.dlhcorp.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements. These statements relate to future events or TeamStaff`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans” (and similar expressions) should be considered forward looking statements. There are a number of important factors that could cause TeamStaff’s actual results to differ materially from those indicated by the forward looking statements. TeamStaff disclaims any obligation to update any forward looking statement.

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer

John E. Kahn, Chief Financial Officer

TeamStaff, Inc.

1776 Peachtree Street, NW

Atlanta, GA 30309

866-952-1647

Christy N. Buechler, Marketing & Communications Manager (Media)

TeamStaff, Inc.

404-925-6791

christy.buechler@teamstaff.com

(Investor Relations)

Donald C. Weinberger/Adam Lowensteiner

Wolfe Axelrod Weinberger Associates, LLC

212-370-4500

don@wolfeaxelrod.com

adam@wolfeaxelrod.com

###